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                                                                    EXHIBIT 2(b)

                FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT

           THIS FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT (this "Amendment") is made and entered on May 31, 2000, among the company or companies designated as Clear Channel on the signature page hereto (collectively, "Clear Channel") and the company or companies designated as Exchange Party on the signature page hereto (collectively, "Exchange Party"), under the following circumstances:

           A. Clear Channel and Exchange Party entered into an Asset Exchange Agreement dated March 12, 2000 (the "Asset Exchange Agreement").

           B. Clear Channel and Exchange Party desire to amend the Asset Exchange Agreement as hereinafter provided.

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

           SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Asset Exchange Agreement.

           SECTION 2. RECITAL B. The definition of "Exchange Party Stations" as set forth in Recital B shall only include the following stations:

                  WYHT-FM, WSWR-FM and WMAN-AM, licensed to Mansfield/Shelby, Ohio, and KATJ-FM, KZXY-FM, KIXA-FM, KROY-AM and KIXW-AM, licensed to Victorville, California.

           The definition of "Exchange Party Stations" shall no longer include the following stations:

                  KTPI-FM and KAVC-AM licensed to Mojave and Tehachapi (ie:
                  Palmdale), California and KOSS-FM, licensed to Lancaster, California.

           SECTION 3. PURCHASE PRICE. The Cash Payment of SIXTY-SEVEN MILLION DOLLARS ($67,000,000) as set forth in Section 3.1 to the Asset Exchange Agreement shall be increased by THIRTEEN MILLION FOUR HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($13,465,000) for a total revised Cash Payment of EIGHTY MILLION FOUR HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($80,465,000).

           SECTION 4. SCHEDULES. Those portions of the Exchange Party Schedules which relate to KTPI-FM and KAVC-AM licensed to Mojave and Tehachapi (ie:
Palmdale), California and KOSS- FM, licensed to Lancaster, California shall be deleted in their entirety from the Asset Exchange Agreement and Exchange Party Schedules.

           SECTION 5. RELEASE. All references to Exchange Party in the Asset Exchange Agreement, the Escrow Agreement, the Liquidated Damages Agreement, and a letter agreement, each dated March 12, 2000, and any other document relating thereto, shall mean Regent Broadcasting of Victorville, Inc., Regent Licensee of Victorville, Inc., Regent Broadcasting of Mansfield, Inc., and Regent Licensee of Mansfield, Inc. only and shall not include Regent Broadcasting of Palmdale, Inc. or Regent Licensee of Palmdale, Inc. Regent Broadcasting of Palmdale, Inc. and Regent Licensee of Palmdale, Inc. (the "Palmdale Entities") hereby relinquish all rights, and are hereby completely released and discharged of all obligations, agreements, covenants, liabilities, claims, costs, and expenses, arising out of or relating to the Asset Exchange Agreement and all such other documents referenced above, and the remaining parties shall proceed with the subject transaction as amended as if the Palmdale Entities had never been parties thereto.

           SECTION 6. NO OTHER CHANGES. Except as expressly modified hereby, the Asset Exchange Agreement remains unaltered and in full force and effect.

           SECTION 7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


                            [SIGNATURES ON NEXT PAGE]





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           IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

CLEAR CHANNEL:                 CLEAR CHANNEL BROADCASTING, INC.

                               By: Kenneth E. Luyker
                                   Name: Kenneth E. Luyker
                                   Title:   SVP

                               CLEAR CHANNEL BROADCASTING LICENSES, INC.

                               By: Kenneth E. Luyker
                                   Name: Kenneth E. Luyker
                                   Title:   SVP

                               CAPSTAR RADIO OPERATING COMPANY

                               By: William S. Banowsky, Jr.
                                   Name: William S. Bankowsky, Jr.
                                   Title:   Executive Vice President

                               CAPSTAR TX LIMITED PARTNERSHIP

                               By: William S. Banowsky, Jr.
                                   Name: William S. Banowsky, Jr.
                                   Title:   Executive Vice President




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EXCHANGE PARTY:            REGENT BROADCASTING OF VICTORVILLE, INC.

                           By: Terry S. Jacobs
                               Name: Terry S. Jacobs
                               Title:   Chairman

                           REGENT LICENSEE OF VICTORVILLE, INC.

                           By: Terry S. Jacobs
                               Name: Terry S. Jacobs
                               Title:   Chairman

                           REGENT BROADCASTING OF PALMDALE, INC.

                           By: Terry S. Jacobs
                               Name: Terry S. Jacobs
                               Title:   Chairman

                           REGENT LICENSEE OF PALMDALE, INC.

                           By: Terry S. Jacobs
                               Name: Terry S. Jacobs
                               Title:   Chairman

                           REGENT BROADCASTING OF MANSFIELD, INC.

                           By:  Terry S. Jacobs
                                Name: Terry S. Jacobs
                                Title:   Chairman

                           REGENT LICENSEE OF MANSFIELD, INC.

                           By:  Terry S. Jacobs
                                Name: Terry S. Jacobs
                                Title:   Chairman